Exhibit 99.1

JMP GROUP REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

SAN FRANCISCO, August 7, 2008 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, today reported financial results for the quarter and six months ended June 30, 2008.

Financial Highlights

•

Net income was $0.2 million, or $0.01 per diluted share, for the quarter ended June 30, 2008 and was $0.9 million, or $0.04 per diluted share, for the six months ended June 30, 2008. Due to JMP Group’s initial public offering and corporate reorganization during the second quarter of 2007, there are no comparable amounts for the quarter or six months ended June 30, 2007.

•

Operating net income was $1.2 million, or $0.06 per diluted share, for the quarter ended June 30, 2008 and was $2.1 million, or $0.10 per diluted share, for the six months ended June 30, 2008. For the same periods in 2007, respectively, operating net income was $2.2 million, or $0.12 per diluted share, and $4.7 million, or $0.28 per diluted share. For more information on operating net income, including a reconciliation to net income, please see the sections below titled “Operating Net Income” and “Non-GAAP Financial Measures.”

•

Total revenues were $21.6 million for the quarter, an increase of 9.1% from $19.8 million for the first quarter of 2008 and a decrease of 6.5% from $23.1 million for the second quarter of 2007. For the six months ended June 30, 2008, total revenues were $41.4 million, a decrease of 8.1% from $45.0 million for the same period in 2007.

•

Investment banking revenues were $10.8 million for the quarter, an increase of 33.3% from $8.1 million for the first quarter of 2008 and a decrease of 9.9% from $12.0 million for the second quarter of 2007. For the six months ended June 30, 2008, investment banking revenues were $18.9 million, a decrease of 19.5% from $23.5 million for the same period in 2007.

•

Net brokerage revenues were $8.7 million for the quarter, an increase of 7.4% from $8.1 million for the first quarter of 2008 and an increase of 3.5% from $8.4 million for the second quarter of 2007. For the six months ended June 30, 2008, net brokerage revenues were $16.9 million, a decrease of 1.2% from $17.1 million for the same period in 2007.

•

Asset management-related fee revenues were $1.5 million for the quarter, a decrease of 54.7% from $3.3 million for the first quarter of 2008 and an increase of 36.3% from $1.1 million for the second quarter of 2007. For the six months ended June 30, 2008, asset management-related fee revenues were $4.8 million, an increase of 128.6% from $2.1 million for the same period in 2007. Asset management-related fee revenues include asset management fees as well as fee revenues reported in the company’s financial statements as other income (comprised of fundraising fees generated by JMP Group’s broker-dealer affiliate, JMP Securities, and revenues from fee-sharing arrangements with other asset managers) but exclude net investment income reported as principal transaction revenues. Fee revenues classified as other income were $0.2 million and $0.2 million for the second quarters of 2008 and 2007, respectively, and were $0.5 million for the first quarter of 2008. For the six-month periods ended June 30, 2008 and June 30, 2007, fee revenues classified as other income were $0.7 million and $0.4 million, respectively.

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•	Assets under management as of June 30, 2008 totaled $397.6 million, compared to $356.7 million at March 31, 2008 and $238.4 million at June 30, 2007.

•

Principal transaction revenues, interest and dividends were $0.6 million for the quarter, compared to $1.6 million for the second quarter of 2007. For the six months ended June 30, 2008, principal transaction revenues, interest and dividends were $0.8 million, compared to $2.3 million for the same period in 2007.

•	The company’s board of directors declared a common stock dividend of $0.05 per share for the second quarter of 2008.

“JMP Group was able to generate a modest profit during the quarter, despite continued turmoil in the capital markets, which negatively impacted our investment banking business,” said Chairman and Chief Executive Officer Joe Jolson. “On a positive note, we continued to show progress in our institutional brokerage business, and our asset management platform has grown client assets at a better-than-anticipated rate. While we are disappointed by the company’s earnings performance during this difficult time in our industry, we are thankful that our diversified business model has enabled us to remain profitable, while allowing us to invest opportunistically in future growth initiatives. In the nine months since the equities market downturn began, our operating margin has averaged nearly 13%. We look forward to a period of relative capital markets stability, when we may better demonstrate our normalized earnings power.”

Second Quarter Revenues

Investment Banking

Total investment banking revenues were $10.8 million for the quarter, a decrease of 9.9% from $12.0 million for the quarter ended June 30, 2007. The company executed 16 investment banking transactions with average revenues of $0.7 million each, compared to 21 transactions with average revenues of $0.6 million each during the second quarter of 2007. Investment banking revenues equaled 50.1% of total revenues, compared to 52.0% in the quarter ended June 30, 2007.

Public equity underwriting revenues totaled $4.8 million, a decrease of 14.3% from $5.6 million for the second quarter of 2007. The company executed nine public equity offerings with total proceeds of $1.7 billion, compared to 11 public equity offerings with total proceeds of $1.5 billion during the quarter ended June 30, 2007.

Private placement fee revenues totaled $3.4 million, an increase of 88.9% from $1.8 million for the second quarter of 2007. The company acted as placement agent for three private securities offerings raising $138.0 million in total proceeds, compared to five private securities offerings raising $285.5 million in total proceeds during the quarter ended June 30, 2007.

Strategic advisory revenues, which include mergers and acquisitions success fees, totaled $2.7 million, a decrease of 42.6% from $4.7 million for the second quarter of 2007. The company acted as a strategic advisor on four completed transactions with an aggregate value of $418.6 million, compared to five completed transactions with an aggregate value of $229.3 million during the quarter ended June 30, 2007.

Brokerage

Net brokerage revenues were $8.7 million, an increase of 3.5% from $8.4 million for the quarter ended June 30, 2007. The increase was due to a combination of higher gross commission revenues and lower trading losses during the second quarter of 2008, versus the second quarter of 2007. Increased commission revenues stemmed from increased trading activity on behalf of previously existing institutional clients and from the addition of new institutional client accounts. Net brokerage revenues equaled 40.3% of total revenues, compared to 36.4% in the quarter ended June 30, 2007.

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Asset Management

Asset management fees were $1.3 million, an increase of 49.4% from $0.9 million for the quarter ended June 30, 2007. Asset management fees equaled 6.2% of total revenues, compared to 3.9% in the quarter ended June 30, 2007. Client assets under management totaled $397.6 million at June 30, 2008, an increase of 11.4% from $356.7 million at March 31, 2008 and 66.7% from $238.4 million at June 30, 2007.

Principal Transactions, Interest, Dividends and Other Income

Principal transaction revenues, interest, dividends and other income were $0.7 million, a decrease of 61.1% from $1.8 million for the quarter ended June 30, 2007. The decrease was primarily due to a loss of $1.3 million during the second quarter of 2008 attributable to the performance of certain investment partnerships managed by the company, in which the company has invested a portion of its capital. Conversely, during the second quarter of 2007, these investments generated a gain of $0.4 million. Partially offsetting the investment loss in the quarter ended June 30, 2008 was an unrealized gain of $0.4 million on the company’s investment in the common and convertible preferred stock of New York Mortgage Trust, Inc. (NASDAQ: NYMT). Principal transaction revenues, interest, dividends and other income equaled 3.4% of total revenues, compared to 7.7% in the quarter ended June 30, 2007.

Second Quarter Expenses

Compensation and Benefits

Compensation and benefits expense was $13.8 million for the quarter, a decrease of 20.1% from $17.3 million for the quarter ended June 30, 2007. Of the $13.8 million recorded for the second quarter of 2008, $1.2 million is attributable to equity-based compensation expenses for restricted stock units granted in connection with the company’s initial public offering. As a percentage of total revenues, adjusted compensation and benefits expense (which excludes the cost of IPO-related equity-based awards) was 58.4% for the quarter, compared to 55.6% for the quarter ended June 30, 2007.

Income Allocation and Accretion

Income allocation and accretion equaled zero, compared to $114.4 million for the quarter ended June 30, 2007, a sum composed primarily of a one-time, non-cash expense of $112.9 million due to the exchange of Redeemable Class A member interests in JMP Group LLC for shares of the common stock of JMP Group Inc. at the time of the company’s initial public offering. In periods after May 15, 2007, JMP Group does not incur income allocation and accretion expense, because the company converted all Redeemable Class A member interests into common stock as part of the corporate reorganization undertaken in connection with its IPO.

Non-Compensation Expense

Non-compensation expense totaled $6.7 million, an increase of 1.5% from $6.6 million for the quarter ended June 30, 2007. Conference expenses that were greater in the second quarter of 2008 than in the second quarter of 2007 were mostly offset by reduced brokerage, clearing and exchange fees and lower professional fees for the second quarter of 2008 than for the second quarter of 2007.

Dividend

On August 6, 2008, the board of directors of JMP Group declared a dividend of $0.05 per share for the second quarter of 2008, to be paid on Friday, September 12, 2008 to common stockholders of record as of Friday, August 29, 2008. The dividend per share is unchanged from the amount paid for the first quarter of 2008.

Share Repurchase Activity

On March 10, 2008, JMP Group’s board of directors authorized the repurchase of up to 2.0 million shares of the company’s outstanding common stock during the subsequent 18 months. During the quarter ended June 30, 2008, the company repurchased a total of 283,700 shares of its stock at an average price of $6.76 per share, or $1.9 million in aggregate.

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At June 30, 2008, the company’s book value per share was $5.75, an increase of $0.07 since March 31, 2008.

Initial Public Offering and Corporate Reorganization

On May 16, 2007, JMP Group completed an initial public offering and a related corporate reorganization. Due to the reorganization, JMP Group Inc. is now a C corporation and, as of May 16, 2007, has succeeded to the business of JMP Group LLC. For the purposes of financial reporting, JMP Group Inc. is considered the “Successor” to JMP Group LLC, which is the “Predecessor.” Therefore, consolidated results of operations are presented (i) for the Predecessor for the periods from January 1, 2007 through May 15, 2007 and from April 1, 2007 through May 15, 2007 (pre-reorganization), and (ii) for the Successor for the period from May 16, 2007 through June 30, 2007 and for the quarter and six months ended June 30, 2008 (post-reorganization).

Combined Predecessor/Successor Financial Results

For purposes of comparing the periods ended June 30, 2008 and June 30, 2007, JMP Group has aggregated the Predecessor periods ending May 15, 2007 and the Successor period from May 16, 2007 through June 30, 2007 without further adjustment. The aggregated results are presented in the “Combined Predecessor/Successor” columns in the tables below.

		Three Months Ended June 30, 2007
	Three Months Ended Jun. 30, 2008 Successor	Apr. 1, 2007 through May 15, 2007 Predecessor	May 16, 2007 through Jun. 30, 2007 Successor	Combined Predecessor/ Successor
(in thousands)
Revenues:
Investment banking	$10,833	$4,562	$7,462	$12,024
Brokerage	8,717	4,355	4,070	8,425
Asset management fees	1,331	330	560	890
Principal transactions	(683)	609	(170)	439
Interest, dividends and other income	1,416	602	734	1,336

Total revenues	21,614	10,458	12,656	23,114
Expenses:
Compensation and benefits	13,835	5,562	11,745	17,307
Income allocation and accretion – Redeemable Class A member interests	—	114,369	—	114,369
Administration	2,072	766	880	1,646
Brokerage, clearing and exchange fees	1,097	551	607	1,158
Interest and dividend expense	102	179	59	238
Other	3,457	1,522	2,012	3,534

Total expenses	20,563	122,949	15,303	138,252

Income/(loss) before income tax expense and minority interest	1,051	(112,491)	(2,647)	(115,138)
Income tax expense/(benefit)	646	—	(5,339)	(5,339)
Minority interest	211	32	(74)	(42)

Net income/(loss)	$194	($112,523)	$2,766	($109,757)

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		Six Months Ended June 30, 2007
	Six Months Ended Jun. 30, 2008 Successor	Jan. 1, 2007 through May 15, 2007 Predecessor	May 16, 2007 through Jun. 30, 2007 Successor	Combined Predecessor/ Successor
(in thousands)
Revenues:
Investment banking	$18,939	$16,055	$7,462	$23,517
Brokerage	16,859	12,987	4,070	17,057
Asset management fees	4,073	1,218	560	1,778
Principal transactions	(2,063)	541	(170)	371
Interest, dividends and other income	3,558	1,571	734	2,305

Total revenues	41,366	32,372	12,656	45,028
Expenses:
Compensation and benefits	26,424	18,393	11,745	30,138
Income allocation and accretion – Redeemable Class A member interests	—	117,418	—	117,418
Administration	3,353	1,771	880	2,651
Brokerage, clearing and exchange fees	2,470	1,689	607	2,296
Interest and dividend expense	318	683	59	742
Other	7,287	3,948	2,012	5,960

Total expenses	39,852	143,902	15,303	159,205

Income/(loss) before income tax expense and minority interest	1,514	(111,530)	(2,647)	(114,177)
Income tax expense/(benefit)	486	—	(5,339)	(5,339)
Minority interest	155	167	(74)	93

Net income/(loss)	$873	($111,697)	$2,766	($108,931)

Operating Net Income

Operating net income is a non-GAAP financial measure that gives effect to the company’s May 2007 corporate reorganization as though it had been completed on December 31, 2006, adjusts for compensation expense related to stock-based compensation in connection with the company’s May 2007 initial public offering and assumes an effective tax rate of 42%.

In particular, operating net income includes the following adjustments:

•

The add-back of income allocation and accretion expense related to Redeemable Class A member interests, which was a non-cash expense that would not have been recorded if the Redeemable Class A member interests had been converted into common stock as of December 31, 2006;

•

The add-back of interest expense related to Redeemable Class A member interests because, following its corporate reorganization from an LLC into a corporation, the company no longer pays any interest on employee members’ capital;

•

The reversal of the effect of stock-based compensation events that occurred in connection with the company’s IPO; in particular, the accelerated vesting of 1,335,000 stock options and the grant of 1,931,060 restricted stock units, resulting in compensation expense of $4.4 million for the quarter and six months ended June 30, 2007 and $1.2 million and $2.2 million for the quarter and six months ended June 30, 2008, respectively;

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•	An adjustment for income tax expense as though the company were a corporation for the entirety of the periods presented, at an assumed combined federal, state and local income tax rate of 42%; and

•

An adjustment for shares outstanding, assuming that the exchange of Redeemable Class A member interests and Class A and Class B common interests in JMP Group LLC for common stock in JMP Group Inc. had occurred on December 31, 2006.

A reconciliation of the company’s net income to the company’s operating net income for the quarters and six-month periods ended June 30, 2008 and June 30, 2007 is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	Jun. 30, 2008	Jun. 30, 2007
Net income/(loss)	$194	($109,757)
Add back:
Income tax expense/(benefit)	646	(5,339)

Income before taxes	840	(115,096)
Add back:
Income allocation and accretion - Redeemable Class A member interests	—	114,369
Interest expense - Redeemable Class A member interests	—	126
Compensation expense – IPO-related stock-based compensation	1,204	4,456

Operating income before taxes	2,044	3,855
Provision for income taxes (assumed tax rate of 42%)	859	1,619

Operating net income	$1,185	$2,236

Operating earnings per share:
Basic	$0.06	$0.12
Diluted	$0.06	$0.12
Weighted average shares used in calculating operating earnings per share:
Basic	20,371	18,439
Diluted	20,932	18,616

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	Six Months Ended
(in thousands, except per share amounts)	Jun. 30, 2008	Jun. 30, 2007
Net income/(loss)	$873	($108,931)
Add back:
Income tax expense/(benefit)	486	(5,339)

Income before taxes	1,359	(114,270)
Add back:
Income allocation and accretion - Redeemable Class A member interests	—	117,418
Interest expense - Redeemable Class A member interests	—	545
Compensation expense – IPO-related stock-based compensation	2,239	4,456

Operating income before taxes	3,598	8,149
Provision for income taxes (assumed tax rate of 42%)	1,511	3,423

Operating net income	$2,087	$4,726

Operating earnings per share:
Basic	$0.10	$0.28
Diluted	$0.10	$0.28
Weighted average shares used in calculating operating earnings per share:
Basic	20,459	16,647
Diluted	20,921	16,767

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the period presented. Specifically, management believes that operating net income provides useful information by excluding or including certain items that may not be indicative of the company’s core operating results or business outlook. Furthermore, management believes that operating net income is a useful measure because it will allow for a better evaluation of the operating performance of JMP Group’s business and will facilitate a meaningful comparison of the company’s results in the current period to those in prior periods and future periods.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed above. Company management believes that this presentation provides additional information that enables meaningful comparison of the company’s financial performance in various periods. The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of JMP Group’s current financial performance. A limitation of utilizing non-GAAP measures is that the GAAP accounting effects of events do in fact reflect the underlying financial results of JMP Group’s business, which should not be ignored in evaluating and analyzing the company. Therefore, management believes that both the company’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets

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under management; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on March 13, 2008 as well as in the similarly captioned sections of our other periodic reports filed under the Exchange Act. The Form 10-K for the year ended December 31, 2007 and all other periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, the company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Thursday, August 7, 2008. To participate in the call, dial 800-862-9098 (domestic) or 785-424-1051 (international). The conference identification code is “7JMP108.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the Investor Relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the company’s website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through two subsidiaries, JMP Securities and JMP Asset Management. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2008 JMP Group Inc.	8

JMP GROUP INC.

Consolidated Statements of Net Income

(Unaudited)

		Three Months Ended Jun. 30, 2007			Six Months Ended Jun. 30, 2007
	Three Months Ended Jun. 30, 2008 Successor	Apr. 1, 2007 through May 15, 2007 Predecessor	May 16, 2007 through Jun. 30, 2007 Successor	Six Months Ended Jun. 30, 2008 Successor	Jan. 1, 2007 through May 15, 2007 Predecessor	May 16, 2007 through Jun. 30, 2007 Successor
(in thousands, except per share amounts)
Revenues:
Investment banking	$10,833	$4,562	$7,462	$18,939	$16,055	$7,462
Brokerage	8,717	4,355	4,070	16,859	12,987	4,070
Asset management fees	1,331	330	560	4,073	1,218	560
Principal transactions	(683)	609	(170)	(2,063)	541	(170)
Interest and dividends	1,256	474	693	2,849	1,245	693
Other income	160	128	41	709	326	41

Total revenues	21,614	10,458	12,656	41,366	32,372	12,656
Expenses:
Compensation and benefits	13,835	5,562	11,745	26,424	18,393	11,745
Income allocation and accretion – Redeemable Class A member interests	—	114,369	—	—	117,418	—
Administration	2,072	766	880	3,353	1,771	880
Brokerage, clearing and exchange fees	1,097	551	607	2,470	1,689	607
Travel and business development	1,026	500	395	1,955	1,197	395
Communications and technology	1,005	448	488	1,999	1,390	488
Occupancy	478	233	233	948	700	233
Professional fees	697	151	622	1,877	376	622
Depreciation	255	169	153	521	526	153
Interest and dividend expense	102	179	59	317	683	59
Other	(4)	21	121	(12)	(241)	121

Total expenses	20,563	122,949	15,303	39,852	143,902	15,303

Income/(loss) before income tax expense and minority interest	1,051	(112,491)	(2,647)	1,514	(111,530)	(2,647)
Income tax expense/(benefit)	646	—	(5,339)	486	—	(5,339)
Minority interest	211	32	(74)	155	167	(74)

Net income/(loss)	$194	($112,523)	$2,766	$873	($111,697)	$2,766

Net income per common share:
Basic	$0.01		$0.13	$0.04		$0.13
Diluted	$0.01		$0.12	$0.04		$0.12
Weighted average common shares outstanding:
Basic	20,371		22,025	20,459		22,025
Diluted	20,932		22,191	20,921		22,191
Net income/(loss) per unit – Class A common interests:
Basic		($23.99)			($23.84)
Diluted		($23.99)			($23.84)
Weighted average units outstanding – Class A common interests, basic and diluted		2,390			2,385
Net income/(loss) per unit – Class B common interests:
Basic		($23.99)			($23.84)
Diluted		($23.99)			($23.84)
Weighted average units outstanding – Class B common interests, basic and diluted		2,300			2,300

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